UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2022

Nano Magic Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11602	47-1598792
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

31601 Research Park Drive, Madison Heights, MI 48071

(Address of principal executive offices) (Zip Code)

(844) 736-6266

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	NMGX	OTC Markets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Director

Effective February 16, 2022, the Board elected Miles Gatland to serve as a director. Mr Gatland is a real estate entrepreneur. He founded Miles Gatland and Associates, Inc. in 1994 and continues to be active in commercial brokerage and redevelopment. He is also an active private investor and served on the board of Surgical Safety Scanner, Inc. from November 2019 to December 2020. He attended Oakland University in Rochester, Michigan for several years.

Item 7.01. Regulation FD Information.

On February 17, 2022, Nano Magic Holdings Inc. (the “Company”) issued a press release announcing Mr. Gatland’s election, progress in building the Nano magic brand and the filing of petition asking the District Court in the District of Columbia issue a writ of mandamus to order the SEC to rule on the Company’s petition challenging the trading suspension entered and expired more than 20 months ago.

The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of the registrant dated February 17, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nano Magic Holdings Inc.

Date: February 17, 2022	By:	/s/ Tom J. Berman
President & CEO